EXECUTION VERSION

Exhibit 10.1

PURCHASE AND SALE AGREEMENT
Dated as of June 15, 2015

among
VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,
as Originators,
NUSTAR ENERGY L.P.,
as Servicer,
and
NUSTAR FINANCE LLC,
as Buyer

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CONTENTS

Clause	Subject Matter	Page

ARTICLE I
AGREEMENT TO PURCHASE AND SELL
2

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
4

SECTION 2.1	Purchase Report	4
SECTION 2.2	Calculation of Purchase Price	5

ARTICLE III
CONTRIBUTIONS AND PAYMENT OF PURCHASE PRICE
5

SECTION 3.1	Initial Contribution of Receivables and Initial Purchase Price Payment	5
SECTION 3.2	Subsequent Purchase Price Payments	6
SECTION 3.3	Settlement as to Specific Receivables and Dilution	7
SECTION 3.4	Reconveyance of Receivables	8

ARTICLE IV
CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS
8

SECTION 4.1	Conditions Precedent to Initial Purchase	8
SECTION 4.2	Certifications as to Representations and Warranties	9
SECTION 4.3	Additional Originators	10

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
10

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CONTENTS

Clause	Subject Matter	Page

ARTICLE VI
COVENANTS OF THE ORIGINATORS
17

SECTION 6.1	Covenants	17
SECTION 6.2	Separateness Covenants	24

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CONTENTS

Clause	Subject Matter	Page

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES
26

SECTION 7.1	Rights of the Buyer	26
SECTION 7.2	Responsibilities of the Originators	26
SECTION 7.3	Further Action Evidencing Purchases	27
SECTION 7.4	Application of Collections	27
SECTION 7.5	Performance of Obligations	27

ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
28

SECTION 8.1	Purchase and Sale Termination Events	28
SECTION 8.2	Remedies	28

ARTICLE IX
INDEMNIFICATION
29

SECTION 9.1	Indemnities by the Originators	29

ARTICLE X
MISCELLANEOUS
32

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CONTENTS

Clause	Subject Matter	Page

SCHEDULES

Schedule I	List and Location of Each Originator

Schedule II	Location of Books and Records of Originators

Schedule III	Trade Names

Schedule IV	Actions/Suits

Schedule V	Notice Addresses
EXHIBITS

Exhibit A	Form of Purchase Report

Exhibit B	Form of Subordinated Note

Exhibit C	Form of Joinder Agreement

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This PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 15, 2015 is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (the “Originators” and each, an “Originator”), NUSTAR ENERGY L.P., as initial Servicer (as defined below) (“NuStar Energy”), and NUSTAR FINANCE LLC, a Delaware limited liability company (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Article I of the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Buyer, as borrower, NuStar Energy, as initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Lenders and as Group Agents, and PNC Bank, National Association, as Administrative Agent. All references hereto to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.
BACKGROUND
1.    The Buyer is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by NuStar Logistics, L.P. (“NuStar Logistics”).
2.    The Originators generate Receivables in the ordinary course of their businesses.
3.    The Originators, in order to finance their respective businesses, wish to sell and/or, in the case of NuStar Logistics to the extent permitted in Article III, contribute Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and/or accept such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.
4.    The Originators and the Buyer intend each such transaction to be a true sale and/or, in the case of any Contributed Receivables (as defined in Section 3.1(a)), an absolute contribution and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.
5.    The Buyer intends to pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Receivables Financing Agreement.

Purchase and Sale Agreement
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NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
AGREEMENT TO PURCHASE AND SELL
SECTION 1.1    Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)    each Receivable (other than Contributed Receivables as defined in Section 3.1(a)) of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);
(b)    each Receivable (other than Contributed Receivables) generated by such Originator from and including the Cut-Off Date to but excluding the Purchase and Sale Termination Date;
(c)    all of such Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
(d)    all instruments and chattel paper that may evidence such Receivable;
(e)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(f)    solely to the extent applicable to such Receivable, all of such Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(g)    all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and
(h)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including,

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without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).
All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The property, proceeds and rights described in clauses (c) through (h) above, including with respect to any Contributed Receivable, are herein referred to as the “Related Rights”, and the Buyer’s foregoing commitment to purchase Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, March 31, 2015, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the calendar day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.
SECTION 1.2    Timing of Purchases.
(a)    Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under (i) each Receivable (other than Contributed Receivables) that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable (other than Contributed Receivables) generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.
(b)    Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold or contributed, as applicable, by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.
SECTION 1.3    Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators and to reflect all capital contributions in accordance with Article III.
SECTION 1.4    Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2(a) and (b) the Final Payout Date.

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SECTION 1.5    Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale and absolute assignment or, in the case of Contributed Receivables, an absolute contribution and conveyance (in each case, without recourse except as provided herein), of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale and absolute assignment or, in the case of Contributed Receivables, an absolute contribution and conveyance, of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
SECTION 2.1    Purchase Report. On the Closing Date and on each date when an Information Package is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
(a)    Receivables purchased by the Buyer from each Originator, or contributed to the capital of the Buyer by NuStar Logistics, on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);
(b)    Receivables purchased by the Buyer from each Originator, or contributed to the capital of the Buyer by NuStar Logistics, during the calendar month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and
(c)    the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

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SECTION 2.2    Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the calendar month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.
“Prime Rate” means a per annum rate equal to the “U.S. Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrative Agent in its sole discretion.
ARTICLE III
CONTRIBUTIONS AND PAYMENT OF PURCHASE PRICE
SECTION 3.1    Initial Contribution of Receivables and Initial Purchase Price Payment.
(a)    On the Closing Date, NuStar Logistics shall, and hereby does, contribute to the capital of the Buyer Receivables and Related Rights consisting of each Receivable of NuStar Logistics that exists and is owing to NuStar Logistics on the Closing Date beginning with the oldest of such Receivables and continuing chronologically thereafter such that the equity (taking into account any cash contributions made on or prior to the Closing Date) held by NuStar Logistics in the Buyer, after giving effect to such contribution of Receivables (the value of which shall be determined based on the Purchase Price definition), shall be at least equal to the Required Capital Amount. Each Receivable contributed by NuStar Logistics to the capital of the Buyer pursuant to this Section 3.1(a) and Section 3.2 below is herein referred to as a “Contributed Receivable”.
(b)    On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such

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Originator on the Closing Date (x) to the extent the Buyer has cash available therefor, partially in cash (in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Report) and, solely in the case of NuStar Logistics if elected by NuStar Logistics in its sole discretion, by accepting a contribution to the Buyer’s capital and (y) the remainder by issuing a promissory note in the form of Exhibit B to such Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Subordinated Note”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash or, in the case of NuStar Logistics, contributed to the Buyer’s capital.
SECTION 3.2    Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay the Purchase Price to each Originator for the Receivables and the Related Rights generated by such Originator on such Payment Date as follows:
(a)    First, in cash to each Originator to the extent the Buyer has cash available therefor (and such payment is not prohibited under the Receivables Financing Agreement);
(b)    Second, solely in the case of NuStar Logistics, if elected by NuStar Logistics in its sole discretion, to the extent any portion of the Purchase Price remains unpaid, by accepting a contribution of such Receivable and the Related Rights to its capital in an amount equal to such remaining unpaid portion of such Purchase Price designated as a contribution to Buyer’s capital; and
(c)    Third, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Subordinated Note shall be automatically increased by an amount equal to the lesser of (x) such remaining unpaid portion of such Purchase Price and (y) the maximum increase in the principal balance of the applicable Subordinated Note that could be made without rendering the Buyer’s Net Worth less than the Required Capital Amount;
provided, however, that if more than one Originator is selling Receivables to the Buyer on the date of such purchase, the Buyer shall make cash payments among the Originators in such a way as to minimize to the greatest extent practicable the aggregate principal amounts outstanding under the Subordinated Notes; provided, further, however, that the foregoing shall not be construed to require NuStar Logistics to make any capital contribution to the Buyer.
“Net Worth” has the meaning set forth under “Borrower’s Net Worth” in the Receivables Financing Agreement.
All amounts paid by the Buyer to any Originator shall be allocated first to the payment of accrued and unpaid interest on the Subordinated Note of such Originator and second to the repayment of the principal outstanding on the Subordinated Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose. The Servicer shall make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and payments and reductions

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made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Subordinated Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Subordinated Notes “CANCELED” and to return such Subordinated Notes to the Buyer upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.
SECTION 3.3    Settlement as to Specific Receivables and Dilution.
(a)    If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.23, 5.26 or 5.27 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.23, 5.26 or 5.27 is no longer true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.
(b)    If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is either (i) reduced or canceled as a result of (A) any defective, rejected or returned goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (B) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by an Originator, the Servicer or the Buyer which reduces the amount payable by the Obligor on the related Receivable, (C) any rebates, warranties, allowances or charge-backs or (D) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or dispute and shall be accounted to such Originator as provided in clause (c) below.
(c)    Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if, on such day, there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:
(i)    to the extent of any outstanding principal balance under the Subordinated Note payable to such Originator shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to such Originator; and

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(ii)    after making any deduction pursuant to clause (i) above, shall be paid in cash to the Buyer by such Originator in the manner and for application as described in the following proviso;
provided, further, that at any time (x) when an Event of Default or an Unmatured Event of Default exists under the Receivables Financing Agreement or (y) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer in cash by deposit of immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
SECTION 3.4    Reconveyance of Receivables. In the event that the Purchase Price of a Receivable has been reduced to zero, and the credit for such reduction has been applied pursuant to Section 3.3, the Buyer shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.
ARTICLE IV
CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS
SECTION 4.1    Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Group Agent shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) and each Group Agent:
(a)    a copy of the resolutions or unanimous written consent of the board of directors of NuStar GP, LLC, the general partner of the general partner of NuStar Energy, the direct or indirect owner of each Originator, approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary, Assistant Secretary or other authorized person responsible for maintaining the records of such Originator;
(b)    good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent (as the Buyer’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;
(c)    a certificate of the Secretary, Assistant Secretary or other authorized person responsible for maintaining the records of each Originator, certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Group Agent may conclusively rely until such time as the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each

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Group Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    the certificate or articles of incorporation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary, an Assistant Secretary or other authorized person responsible for maintaining the records of such Originator;
(e)    proper financing statements (Form UCC-1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor (and the Administrative Agent, for the benefit of the Lenders, as secured party/assignee) of the Receivables generated by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;
(f)    a written search report from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee) showing no evidence of such liens filed against any Originator;
(g)    favorable opinions of counsel to the Originators, in form and substance satisfactory to the Buyer, the Administrative Agent and each Group Agent;
(h)    a copy of a Subordinated Note in favor of each Originator, duly executed by the Buyer; and
(i)    evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s assignee) satisfaction.
SECTION 4.2    Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct

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in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date).
SECTION 4.3    Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Group Agent (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Group Agent on or before the date of such addition:
(a)    the Servicer shall have given the Buyer, the Administrative Agent and each Group Agent at least thirty days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Group Agent may reasonably request;
(b)    such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Group Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);
(c)    such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Group Agent each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Group Agent;
(d)    no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and
(e)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator (and solely with respect to Section 5.21, the Buyer) hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold by it hereunder that is contained in the Receivables Financing Agreement is true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall

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be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date), and hereby makes the representations and warranties set forth in this Article V:
SECTION 5.1    Existence and Power. Such Originator (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.2    Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
SECTION 5.3    No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.4    Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

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SECTION 5.5    Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.6    Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.7    Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Buyer, the Administrative Agent or any other Credit Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Credit Party, and, at the time the same are so furnished, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.
SECTION 5.8    Actions, Suits. Except as set forth on Schedule IV, (i) there is no action, suit, proceeding or investigation pending or, to the best knowledge of such Originator, threatened, against such Originator before any Governmental Authority and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Receivable or Related Right by such Originator to the Buyer, the ownership or acquisition by the Buyer of any Receivables or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
SECTION 5.9    No Material Adverse Effect. Since December 31, 2014, there has been no Material Adverse Effect with respect to such Originator.
SECTION 5.10    Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages

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hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.
SECTION 5.11    Margin Stock. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
SECTION 5.12    Eligible Receivables. Each Receivable sold, transferred or assigned hereunder is an Eligible Receivable on the date of sale, transfer or assignment.
SECTION 5.13    Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it hereunder and each related Contract.
SECTION 5.14    Investment Company Act. Such Originator is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.
SECTION 5.15    Anti-Money Laundering/International Trade Law Compliance. Such Originator is not a Sanctioned Person. Such Originator, either in its own right or through any third party, (i) does not have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) neither does business in or with, nor derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) does not engage in any dealings or transactions prohibited by any Anti-Terrorism Law.
SECTION 5.16    Financial Condition.
(a)    The audited consolidated balance sheet of NuStar Energy and its Subsidiaries as of December 31, 2014, the related audited consolidated statement of operations for the fiscal year then ended and the related audited consolidated statement of equity for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and each Group Agent, present fairly in all material respects the consolidated financial position of NuStar Energy and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied except as noted therein.
(b)    On the date hereof, and on the date of each purchase hereunder (both before and immediately after giving effect to such purchase), such Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending or threatened.

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SECTION 5.17    Tax Status. Such Originator has (i) timely filed all material Tax returns (federal, state, foreign and local) and reports required by Applicable Law to have been filed by it and (ii) paid, or caused to be paid, all material Taxes, assessments and governmental charges thereby shown to be owing by it, other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
SECTION 5.18    ERISA.
(a)    Each of the Parent and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Pension Plan of Parent and the ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan), over the value of the assets of all such under funded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have a Material Adverse Effect. None of the Parent or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Pension Plan or otherwise, a Material Adverse Effect.
(b)    Each of the Parent and the ERISA Affiliates is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.19    Bulk Sales. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
SECTION 5.20    No Fraudulent Conveyance. No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

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SECTION 5.21    Ordinary Course of Business. Each of the Originators and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.
SECTION 5.22    Good Title; Perfection. (a) Immediately preceding its sale or contribution of each Receivable hereunder, such Originator was the owner of such Receivable sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims, and each such sale or contribution hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold or contributed by it, free and clear of any Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in Receivables to be sold or otherwise conveyed hereunder against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. Upon the creation of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold or conveyed to it hereunder, free and clear of any Adverse Claim.
SECTION 5.23    Perfection Representations.
(a)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Originator’s right, title and interest in, to and under the Receivables and Related Rights which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Originator and (B) will be free of all Adverse Claims.
(b)    The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)    Prior to their sale or contribution to Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.
(d)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from each Originator to the Buyer pursuant to this Agreement.

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(e)    Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.
(f)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.
SECTION 5.24    Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders, the Group Agents and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.
SECTION 5.25    Opinions. The facts regarding such Originator, the Receivables sold by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
SECTION 5.26    Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has performed its obligations under such Contract in all material respects.
SECTION 5.27    Nature of Pool Receivables. All Pool Receivables: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act. The purchase of Pool Receivables with the proceeds of Loans made under the Receivables Financing Agreement would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.
SECTION 5.28    Compliance with Applicable Laws. Each Originator is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where (i) any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the requirement to comply therewith is being contested in good faith.

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SECTION 5.29    Servicing Programs. No license or approval is required for Servicer or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those that have been obtained and are in full force and effect.
SECTION 5.30    Adverse Change in Receivables. Since December 31, 2014, there has been no material adverse change in either the collectibility or the payment history of the Receivables originated by such Originator.
SECTION 5.31    Compliance with Transaction Documents. Each Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.
SECTION 5.32    Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created, and when sold or contributed to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of such earlier date)). Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Article shall be continuing and remain in full force and effect until the Final Payout Date.
ARTICLE VI
COVENANTS OF THE ORIGINATORS
SECTION 6.1    Covenants. From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent and the Buyer shall otherwise consent in writing, perform the following covenants:
(a)    Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Buyer, the Administrative Agent and each Group Agent such information as the Buyer, the Administrative Agent or any Group Agent may from time to time reasonably request relating to such system.
(b)    Notices. Such Originator will notify the Buyer, Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Event of Default or Unmatured Event of Default. A

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statement of a Financial Officer or other authorized person of such Originator setting forth details of any Purchase and Sale Termination Event (as defined in Section 8.1), Unmatured Purchase and Sale Termination Event (as defined in Section 8.1), Event of Default or Unmatured Event of Default that has occurred and is continuing and the action that such Originator proposes to take with respect thereto.
(ii)    Representations and Warranties. The failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to such Originator, the Buyer, the Servicer, the Performance Guarantor, or any other Originator, that with respect to any Person other than the Buyer, could reasonably be expected to have a Material Adverse Effect.
(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon Receivables or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(v)    Name Changes. Any change in such Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(vi)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of such Originator, the Servicer, any other Originator or the Parent or (ii) any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Receivables shall be deemed “material” for such purpose).
(c)    Conduct of Business; Preservation of Existence. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights; provided however, that nothing in this paragraph (c) shall prevent any transaction permitted by paragraph (o) below or not otherwise prohibited by this Agreement or any other Transaction Document.
(d)    Compliance with Laws. Each Originator will comply with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such

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instance where (i) any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the requirement to comply therewith is being contested in good faith.
(e)    Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Buyer, the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables as the Buyer, the Administrative Agent or any Group Agent may reasonably request. Each Originator will, at such Originator’s expense, during regular business hours with at least three (3) Business Days’ prior written notice (or if an Event of Default has occurred and is continuing, prior written notice), (i) permit the Buyer, the Administrative Agent and/or any Group Agent or their agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of such Originator for the purpose of examining such books and records (subject to applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract (so long as any such contractual restrictions are not created in contemplation of preventing the inspection rights under this provision and no such restriction shall apply to any Contract or any record of payment by Obligors with respect to any Receivable) or by law, regulation or governmental guidelines and in accordance with applicable safety procedures), and (C) discuss matters relating to the Pool Receivables, other Collateral or such Originator’s performance under hereunder or under the Transaction Documents to which it is a party with any of the officers, directors or employees of such Originator (provided that representatives of such Originator are present during such discussions) and (only during the continuance of an Event of Default) its independent accountants (provided that representatives of such Originator are present during such discussions), in each case, having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Originator’s expense, upon at least three (3) Business Days prior written notice (or if an Event of Default has occurred and is continuing, prior written notice) from the Buyer, the Administrative Agent or a Group Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables; provided, that the party taking or requesting any such action pursuant to clause (i) above shall coordinate such action with the other parties entitled to take such action; provided further, that the Originators shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.
So long as NuStar Energy or an Affiliate of NuStar Energy is the Servicer, this Section 6.1(e) shall be read together with Sections 8.01(g) and 8.02(e) of the Receivables Financing Agreement, such that the Administrative Agent and each Group Agent shall be entitled to information pursuant to such provisions and examination, inspection and other rights described in such sections with respect to the Pool Receivables and the other Collateral, on a collective basis, from Buyer, Servicer or Originators, and if such information is delivered or rights satisfied by any of Buyer, Servicer or Originators, the provisions with respect to all such parties shall be deemed satisfied.
(f)    Payments on Receivables, Lock-Box Accounts. Each Originator will, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or

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a Lock-Box. Each Originator will at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Receivables and (ii) segregate such Collections from other property of the other Originators or other Affiliates, if any, held by such Originator; provided, however, that segregation of such Collections from Affiliate Collections shall not be required unless a Level 2 Ratings Event or an Event of Default has occurred and is continuing. If any payments on the Pool Receivables or other Collections are received by an Originator, the Buyer or the Servicer, it shall hold (or cause such Originator, the Buyer or the Servicer to hold) such payments in trust for the benefit of the Buyer (and the Administrative Agent, the Group Agents and the Lenders as the Buyer’s assignees) and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Lock-Box Account. The Originators will not cause any Lock-Box Bank to violate the terms of any Lock-Box Agreement. The Originators shall not permit funds other than Affiliate Collections, Collections on Pool Receivables and other Collateral to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Originators (or the Servicer on its behalf) will, within two (2) Business Days, identify and transfer such funds to the appropriate Person entitled to such funds. The Originators will not, and will not permit any other Person, to commingle Collections in any Lock-Box Account with any other funds to which the Buyer (or the Administrative Agent, the Group Agents or the Lenders, as the Buyer’s assignees) is entitled other than Affiliate Collections. The Originators shall only add (or permit the Servicer to add) a Lock-Box Account (or a related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to the Receivables Financing Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Lock-Box Bank. The Originators shall only terminate (or permit the Servicer to terminate) a Lock-Box Bank or close a Lock-Box Account (or a related Lock-Box) with the prior written consent of the Administrative Agent.
Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document:
(i)    within one Business Day of deposit of any Affiliate Collections into any Lock-Box Account (or the related Lock-Box), the Originators (or the Servicer on its behalf) will identify the portion of funds deposited into each Lock-Box Account (and any related Lock-Box) that represent Affiliate Collections;
(ii)    each Originator will, at all times, maintain such books and records necessary to (a) identify Affiliate Collections received from time to time by such Originator, if any, and (b) segregate such Affiliate Collections from other property of the Originators; provided, however, that segregation of such Affiliate Collections shall not be required unless a Level 2 Ratings Event or an Event of Default has occurred and is continuing;
(iii)    on each Business Day, the Originators shall provide such information with respect to Affiliate Collections deposited into each Lock-Box Account (and any related Lock-Box) as reasonably requested by the Buyer or the Administrative Agent;
(iv)    upon the occurrence of a Level 2 Ratings Event, the Originators shall instruct the obligor of each Affiliate Receivable to cease remitting payments with respect to all Affiliate

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Receivables to any Lock-Box Account or Lock-Box and to instead remit payments with respect thereto to any other account or lock-box (other than a Lock-Box Account or Lock-Box) from time to time identified to such obligor; and
(v)    at all times during the continuation of a Level 2 Ratings Event (i) the Originators shall not permit Affiliate Collections to be deposited into any Lock-Box or Lock-Box Account, (ii) if Affiliate Collections are nevertheless deposited into any Lock-Box or Lock-Box Account, the Originators (or the Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds and (iii) the Originators will not, and will not permit any other Person, to commingle Collections or other funds to which the Buyer (or the Administrative Agent, the Group Agents or the Lenders, as the Buyer’s assignees) is entitled, with any Affiliate Collections.
(g)    Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.
(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Receivables Financing Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract; provided, however that any Originator may modify or permit the Servicer or any Originator to modify any Contract so long as the Contract Amendment Conditions are then satisfied with respect to such Contract. Each Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(i)    Fundamental Changes. Each Originator shall not make any change in such Originator’s name, location or making any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Financing Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Group Agent have each (A) received 30 days’ prior notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld), (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any

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UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
(j)    Change in Credit and Collection Policy. No Originator will make, or direct the Servicer to make, any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents (such consent not to be unreasonably withheld or delayed).
(k)    Records. Each Originator will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(l)    Ownership Interest, Etc. Each Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent (on behalf of the Lenders), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Lenders), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Group Agent may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of such Originator, any other Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(m)    Further Assurances. Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further

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instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Receivables Financing Agreement and/or security interest granted pursuant to the Receivables Financing Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Lenders) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Financing Agreement or under any other Transaction Document. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(n)    Transaction Information. None of the Originators, any Affiliate of an Originator or any third party with which an Originator or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(o)    Mergers, Acquisitions, Sales, etc. No Originator shall (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Buyer, the Administrative Agent and each Group Agent have each (A) received 30 days’ prior notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld, conditioned or delayed), (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (D) been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).
(p)    Frequency of Billing. Cause the Servicer to prepare and deliver invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.
(q)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.

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(r)    Anti-Money Laundering/International Trade Law Compliance. Such Originator will not become a Sanctioned Person. Such Originator, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds from the sale of the Receivables to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Such Originator shall comply with all Anti-Terrorism Laws. Such Originator shall promptly notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.
(s)    Each Originator (or the Servicer on its behalf) shall have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF JUNE 15, 2015, AS AMENDED, BETWEEN EACH OF THE ENTITIES LISTED ON SCHEDULE I THERETO, AS ORIGINATORS, NUSTAR ENERGY L.P., AS SERVICER AND NUSTAR FINANCE LLC, AS BUYER; AND THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN PLEDGED TO PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT, PURSUANT TO A RECEIVABLES FINANCING AGREEMENT, DATED AS OF JUNE 15, 2015, AS AMENDED, AMONG NUSTAR FINANCE LLC, AS BORROWER, NUSTAR ENERGY L.P., AS SERVICER, THE VARIOUS LENDERS AND GROUP AGENTS FROM TIME TO TIME PARTY THERETO AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT”.
(t)    Buyer’s Tax Status. Neither NuStar Energy nor any Originator shall take or cause any action to be taken that could result in the Buyer (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
(u)    Insurance. Such Originator will be covered by group casualty and liability insurance to the extent deemed appropriate in Originator’s good faith business judgment.
(v)    Subordinated Notes, Etc. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Subordinated Note.
SECTION 6.2    Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third

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Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:
(a)    such Originator shall not be involved in the day to day management of the Buyer;
(b)    such Originator shall maintain separate records and books of account from the Buyer and otherwise will observe corporate formalities and, to the extent that it renders or otherwise furnishes services to the Buyer, it will be compensated by the Buyer for such services;
(c)    the financial statements and books and records of such Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;
(d)    except as permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer and (ii) such Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;
(e)    such Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer);
(f)    such Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer);
(g)    such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;
(h)    such Originator shall maintain an arm’s-length relationship with the Buyer;
(i)    such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;
(j)    such Originator shall not acquire obligations of the Buyer (other than the Subordinated Notes);
(k)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including, without limitation, shared office space;
(l)    such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

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(m)    such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;
(n)    such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(o)    such Originator shall not pay the salaries of the Buyer’s employees, if any; and
(p)    to the extent not already covered in paragraphs (a) through (o) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 8.03 of the Receivables Financing Agreement.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
SECTION 7.1    Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.
SECTION 7.2    Responsibilities of the Originators. Anything herein to the contrary notwithstanding:
(a)    Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(b)    None of the Buyer, the Servicer, the Lenders, the Group Agents or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, the Lenders, the Group Agents or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.
(c)    Each Originator hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary

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or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
SECTION 7.3    Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation without the consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, the Administrative Agent or any Group Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Group Agent, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.
SECTION 7.4    Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
SECTION 7.5    Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes

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payable in connection with the Receivables generated by such Originator and their creation and satisfaction.
ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
SECTION 8.1    Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):
(a)    the Termination Date shall have occurred;
(b)    any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for three (3) Business Days;
(c)    any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that such circumstance shall not constitute a Purchase and Sale Termination Event pursuant to this clause (c) if either such representation or warranty, or such information or report, is part of an Information Package, is corrected promptly (but not later than five (5) Business Days) after the Originator has knowledge or receives notice thereof; provided, further that no breach of a representation or warranty set forth in Sections 5.5, 5.12, 5.20, 5.22, 5.25 or 5.26 shall constitute a Purchase and Sale Termination Event pursuant to this clause (c) if credit has been given for a reduction of the Purchase Price, the outstanding principal balance of the applicable Subordinated Note, if any, has been reduced or the applicable Originator has made a cash payment to the Buyer, in any case, as required pursuant to Section 3.3(c) with respect to such breach;
(d)    any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue unremedied for thirty (30) days after the such Originator has knowledge or receives written notice thereof; or
(e)    any Insolvency Proceeding shall be instituted against any Originator and such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur.
SECTION 8.2    Remedies.

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(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Group Agents), to declare the Purchase Facility terminated.
(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.
ARTICLE IX
INDEMNIFICATION
SECTION 9.1    Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator and NuStar Energy, jointly and severally, hereby agrees to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent, each Lender and each Group Agent (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:
(a)    the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)    the transfer by such Originator of any interest in any Pool Receivable or Related Right other than the transfer of any Pool Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;
(c)    the failure by such Originator to comply with the terms of any Transaction Document or with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(d)    the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

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(e)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights;
(f)    any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the chemicals or other property, products or services that are the subject of any Pool Receivable originated by such Originator);
(g)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the petrochemicals or other property, products or services to such Receivable or the furnishing or failure to furnish such chemicals or other property, products or services;
(h)    any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(i)    the commingling of Collections of Pool Receivables at any time with other funds;
(j)    the Servicer’s failure or delay to provide any Obligor with an invoice or other evidence of indebtedness (so long as NuStar or an Affiliate of NuStar is the Servicer);
(k)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(l)    any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Pool Receivable;
(m)    the failure by such Originator to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;
(n)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

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(o)    any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated by such Originator;
(p)    any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Rights connected with any such Receivables; or
(q)    any action taken by the Administrative Agent in accordance with Applicable Law as attorney-in-fact for such Originator pursuant to this Agreement or any other Transaction Document;
provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of a Purchase and Sale Indemnified Party, (y) result from a claim brought by Originator, NuStar Energy or an Affiliate for breach of such Purchase and Sale Indemnified Party’s obligations under this Agreement or under any other Transaction Document, if the Originator, NuStar Energy or an Affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) constitute recourse with respect to a Pool Receivable by reason of the bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor.
Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
If for any reason the foregoing indemnification is unavailable to any Purchase and Sale Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of such Originator and its Affiliates, on the one hand, and such Purchase and Sale Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of such Originator and its Affiliates and such Purchase and Sale Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of such Originator under this Section shall be in addition to any liability which such Originator may otherwise have, shall extend upon the same terms and conditions to Purchase and Sale Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Purchase and Sale Indemnified Parties. Any indemnification or contribution under this Section shall survive the termination of this Agreement.

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ARTICLE X
MISCELLANEOUS
SECTION 10.1    Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Majority Group Agents.
(b)    No failure or delay on the part of the Buyer, the Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer, the Administrative Agent or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2    Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule V hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent, any Lender or any Group Agent, at their respective address for notices pursuant to the Receivables Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3    No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, NuStar Energy and each Originator hereby authorizes the Buyer, the Administrative Agent, each Lender and each Group Agent (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of NuStar Energy or such Originator to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at

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any time owing by, any Set-off Party to or for the credit or the account of NuStar Energy or such Originator.
SECTION 10.4    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Group Agent, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5    Governing Law. EXCEPT AS DESCRIBED BELOW, THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 10.6    Costs, Expenses and Taxes.
(a)    In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, and NuStar Energy, jointly and severally with each Originator, agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (or any supplement or amendment hereto) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Buyer (and any successors, permitted assigns thereof and any third-party beneficiary of the Buyer’s rights thereunder) and any of its Affiliates with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented accountants’, auditors’ and consultants’ fees and out-of-pocket expenses for the Buyer (and any successors, permitted assigns thereof and any third-party beneficiary of the Buyer’s rights thereunder) and any of its Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Buyer (and any successors, permitted assigns thereof and any third-party beneficiary of the Buyer’s rights thereunder) as to its rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, each Originator, severally and for itself alone, and NuStar Energy, jointly and severally with each Originator agrees

708335522 13436693

to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Buyer (and any successors, permitted assigns thereof and any third-party beneficiary of the Buyer’s rights thereunder) and its Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
(b)    All stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.
SECTION 10.7    SUBMISSION TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 10.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 10.9    Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The

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Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 10.11    Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Lenders) pursuant to the Receivables Financing Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Lenders, the Group Agents and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.12    No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Note or otherwise to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 4.01 of the Receivables Financing Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
SECTION 10.13    Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 10.14    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Pages Follow]

708335522 13436693

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
NUSTAR FINANCE LLC,
as Buyer

By:__/s/ Thomas R. Shoaf____________________
Name: Thomas R. Shoaf
Title: Executive Vice President and Chief
Financial Officer
NUSTAR ENERGY L.P.,
as Servicer

By: Riverwalk Logistics, L.P., its general partner

By: NuStar GP, LLC, its general partner

By:__/s/ Thomas R. Shoaf______________
Name: Thomas R. Shoaf
        Title: Executive Vice President and
Chief Financial Officer

NUSTAR LOGISTICS, L.P.,
as an Originator

By: NuStar GP, Inc., its general partner

By:__/s/ Thomas R. Shoaf______________
Name: Thomas R. Shoaf
        Title: Executive Vice President and
Chief Financial Officer

NUSTAR ENERGY SERVICES, INC.,
as an Originator

By:___/s/ Thomas R. Shoaf___________________
Name: Thomas R. Shoaf
    Title:    Executive Vice President and
Chief Financial Officer

S-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.,
as an Originator

By: NuStar Pipeline Company, LLC, its general partner

By:___/s/ Thomas R. Shoaf_____________
Name: Thomas R. Shoaf
        Title: Executive Vice President and
Chief Financial Officer

NUSTAR SUPPLY & TRADING LLC,
as an Originator

By:___/s/ Thomas R. Shoaf___________________
Name: Thomas R. Shoaf
                        Title: Executive Vice President and
Chief Financial Officer

S-2    Purchase and Sale Agreement (NuStar)
708335522 13436693

Schedule I
LIST AND LOCATION OF EACH ORIGINATOR

Originator	Location for Purposes of UCC Filings
NuStar Energy Services, Inc.	Delaware
NuStar Logistics, L.P.	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Supply & Trading LLC	Delaware

Schedule I-1    Purchase and Sale Agreement (NuStar)
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Schedule II
LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
NuStar Energy Services, Inc.	19003 IH-10 West San Antonio, TX 78257
NuStar Logistics, L.P.	19003 IH-10 West San Antonio, TX 78257
NuStar Pipeline Operating Partnership L.P.	19003 IH-10 West San Antonio, TX 78257
NuStar Supply & Trading LLC	19003 IH-10 West San Antonio, TX 78257

Schedule II-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

Schedule III
TRADE NAMES
NuStar Supply & Trading LLC was formed as NuStar Crude Supply LLC on April 9, 2012. It changed its name to NuStar Supply and Trade LLC on June 22, 2012 and changed its name to NuStar Supply & Trading LLC on July 24, 2012.

NuTex GP, LLC and NuStar Crude Oil Pipeline L.P. merged into NuStar Logistics, L.P. on March 14, 2014.

NuStar Logistics previously operated in Oklahoma under “NuStar Asphalt.”

Schedule III-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

Schedule IV

ACTIONS/SUITS

None.

Schedule IV-1    Purchase and Sale Agreement (NuStar)
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Schedule V
NOTICE ADDRESSES
NuStar Finance LLC
19003 IH-10 West
San Antonio, TX 78257
Attn: Chris Russell
Telephone: 210-918-3507
Facsimile: 210-918-5758
Email: Christopher.Russell@nustarenergy.com
NuStar Energy L.P.
19003 IH-10 West
San Antonio, TX 78257
Attn: Chris Russell
Telephone: 210-918-3507
Facsimile: 210-918-5758
Email: Christopher.Russell@nustarenergy.com
NuStar Energy Services, Inc.
19003 IH-10 West
San Antonio, TX 78257
Attn: Chris Russell
Telephone: 210-918-3507
Facsimile: 210-918-5758
Email: Christopher.Russell@nustarenergy.com
NuStar Logistics, L.P.
19003 IH-10 West
San Antonio, TX 78257
Attn: Chris Russell
Telephone: 210-918-3507
Facsimile: 210-918-5758
Email: Christopher.Russell@nustarenergy.com

Schedule V-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

NuStar Pipeline Operating Partnership L.P.
19003 IH-10 West
San Antonio, TX 78257
Attn: Chris Russell
Telephone: 210-918-3507
Facsimile: 210-918-5758
Email: Christopher.Russell@nustarenergy.com
NuStar Supply & Trading LLC
19003 IH-10 West
San Antonio, TX 78257
Attn: Chris Russell
Telephone: 210-918-3507
Facsimile: 210-918-5758
Email: Christopher.Russell@nustarenergy.com

Schedule V-2    Purchase and Sale Agreement (NuStar)
708335522 13436693

Exhibit A
FORM OF PURCHASE REPORT

Originator:	[Name of Originator]

Purchaser:	NuStar Finance LLC

Payment Date:	________________ ___, 20___

1.	Outstanding Balance of Receivables [Purchased] [Contributed to the Capital of Purchaser] [on the Closing Date][during the preceding calendar month]:

2.	Fair Market Value Discount:

1/{1 + (Prime Rate x Days’ Sales Outstanding}
365

Where:

Prime Rate = __________

Days’ Sales Outstanding = __________

3.	Purchase Price (1 x 2) = $ __________

4.	Reductions in the Purchase Price = $ __________

5.	Net Purchase Price (3 – 4) = $ __________

Exhibit A-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

Exhibit B
FORM OF SUBORDINATED NOTE
New York, New York
[____], 20[__]
FOR VALUE RECEIVED, the undersigned, NUSTAR FINANCE LLC, a Delaware limited liability company (the “Buyer”), promises to pay to [________________], a [______________] (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Buyer from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.
1.Purchase and Sale Agreement. This Subordinated Note is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement dated as of June 15, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among the Buyer, NuStar Energy L.P., as Servicer, the Originator, and the other originators from time to time party thereto. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Buyer and the Originator.
2.Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Article I of the Receivables Financing Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:
“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.
“Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Termination Date.
“Prime Rate” means a per annum rate equal to the “U.S. Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Buyer in its sole discretion.
“Senior Interest Holders” means, collectively, the Lenders, the Group Agents, the Administrative Agent, the Borrower Indemnified Parties, the Servicer Indemnified Parties and the Affected Persons.
“Senior Interests” means, collectively, (i) the Aggregate Interest, (ii) the Aggregate Capital, (iii) the fees referred to in Section 2.03 of the Receivables Financing Agreement, (iv) all amounts payable pursuant to Sections 5.01, 5.02, 5.03, 13.01 or 14.04 of the

Exhibit B-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

Receivables Financing Agreement and (v) all other obligations of the Buyer and the Servicer that are due and payable, to (a) the Lenders, the Group Agents, the Administrative Agent and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Borrower Indemnified Party, Servicer Indemnified Party or Affected Person arising in connection with the Receivables Financing Agreement or any other Transaction Document, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Buyer or anyone else, to collect such interest.
“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.
3.Interest. Subject to the Subordination Provisions set forth below, the Buyer promises to pay interest on this Subordinated Note as follows: to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.
4.Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.
5.Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be.
6.Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:
(a)The principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement.
(b)The entire outstanding principal amount of this Subordinated Note shall be paid on the Final Maturity Date.
(c)Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid by, and in the sole discretion of the Buyer, on any Business Day without premium or penalty.
7.Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Purchase and Sale Agreement.

Exhibit B-2    Purchase and Sale Agreement (NuStar)
708335522 13436693

8.Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Applicable Law, the Buyer agrees to pay all expenses, including Attorney Costs, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.
9.Subordination Provisions. The Buyer covenants and agrees, and the Originator and any other holder of this Subordinated Note (collectively, the Originator and any such other holder are called the “Holder”), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:
(a)    No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is (i) permitted under Section 8.01(r) of the Receivables Financing Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Subordinated Note;
(b)    In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which the Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Lenders), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

Exhibit B-3    Purchase and Sale Agreement (NuStar)
708335522 13436693

(c)    In the event that the Holder receives any payment or other distribution of any kind or character from the Buyer or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith. The Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 4.01(a) of the Receivables Financing Agreement) toward the payment of the Senior Interests; but as between the Buyer and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;
(d)    Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 8.01(r) of the Receivables Financing Agreement;
(e)    These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Holder, the Buyer’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Buyer (other than the Senior Interest Holders);
(f)    The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Buyer, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note or any rights in respect hereof or (ii) convert this Subordinated Note into an equity

Exhibit B-4    Purchase and Sale Agreement (NuStar)
708335522 13436693

interest in the Buyer, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent;
(g)    The Holder shall not, without the advance written consent of the Administrative Agent and each Lender, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;
(h)    If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
(i)    Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document as permitted by the terms of any such Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
(j)    The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
(k)    Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

Exhibit B-5    Purchase and Sale Agreement (NuStar)
708335522 13436693

(l)    These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
10.General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.
11.Maximum Interest. Notwithstanding anything in this Subordinated Note to the contrary, the Buyer shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Buyer under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Buyer under this Subordinated Note shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Buyer or any interest paid by the Buyer in excess of the Highest Lawful Rate shall be refunded to the Buyer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator’s Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator’s Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

Exhibit B-6    Purchase and Sale Agreement (NuStar)
708335522 13436693

12.    No Negotiation. This Subordinated Note is not negotiable.
13.    Governing Law. THIS SUBORDINATED NOTE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
14.    Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

Exhibit B-7    Purchase and Sale Agreement (NuStar)
708335522 13436693

IN WITNESS WHEREOF, the Buyer has caused this Subordinated Note to be executed as of the date first written above.
NUSTAR FINANCE LLC
By:_______________________________________
Name:____________________________________
Title:_____________________________________

Exhibit B-8    Purchase and Sale Agreement (NuStar)
708335522 13436693

Exhibit C
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20___ (this “Agreement”) is executed by__________, a ______________ organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:
A.NuStar Finance LLC, a Delaware limited liability company (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Purchase and Sale Agreement, dated as of June 15, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).
B.The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Financing Agreement (as defined in the Purchase and Sale Agreement).
SECTION 2.Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
SECTION 3.Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [____________________], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is as follows:

Exhibit C-1    Purchase and Sale Agreement (NuStar)
708335522 13436693

SECTION 4.Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]

Exhibit C-2    Purchase and Sale Agreement (NuStar)
708335522 13436693

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
[NAME OF ADDITIONAL ORIGINATOR]

By:_______________________________________
Name:
Title:

Consented to:
NUSTAR FINANCE LLC
By:
Name:
Title:

Acknowledged by:
PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent
By:
Name:
Title:

[GROUP AGENTS]
By:
Name:
Title:

Exhibit C-3    Purchase and Sale Agreement (NuStar)
708335522 13436693

NUSTAR ENERGY L.P.
as Servicer
By: Riverwalk Logistics, L.P., its general partner
By: NuStar GP, LLC, its general partner

By:_________________________________
Name:
Title:

Exhibit C-4    Purchase and Sale Agreement (NuStar)
708335522 13436693